UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2004

MetroPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

Effective July 13, 2004, MetroPCS, Inc., a Delaware corporation (“MetroPCS”), consummated a holding company restructuring whereby MetroPCS became the wholly-owned subsidiary of MetroPCS Communications, Inc. (“MetroPCS Communications”). The holding company restructuring was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “Merger”), which provides for the formation of a holding company structure without a vote of the stockholders of MetroPCS. By virtue of the Merger, all outstanding shares of MetroPCS capital stock converted, on a share for share basis, into capital stock of MetroPCS Communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: July 14, 2004	By:	/s/ Roger D. Linquist
	Name: Title:	Roger D. Linquist President, Chief Executive Officer, Secretary and Chairman of the Board